As filed with the Securities and Exchange Commission on December 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Curis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3505116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C – Suite 500

Lexington, MA 02421

(617) 503-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Dentzer

President and Chief Executive Officer

Curis, Inc.

128 Spring Street, Building C – Suite 500

Lexington, MA 02421

(617) 503-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cynthia T. Mazareas, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Fax: (617) 526-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224627

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	$ 26,302,844	$ 2,869.64

(1)

The registrant previously registered the offering, issuance and sale of securities of up to $200,000,000 under the registration statement on Form S-3 (File No. 333-224627), which was filed by the registrant on May 3, 2018 and declared effective on May 17, 2018 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $26,302,844 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities that remain available for issuance under the Registration Statement.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.01 par value per share, of Curis, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $26,302,844. The contents of the earlier registration statement on Form S-3 (File No. 333-224627), which was declared effective by the Securities and Exchange Commission on May 17, 2018, including all exhibits thereto and all information incorporated by reference therein, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the registrant’s registration statement on Form S-3 (File No. 333-224627) filed with the Commission on May 3, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Lexington, Commonwealth of Massachusetts, on this 9th day of December, 2020.

Curis, Inc.

By:	/s/ James E. Dentzer
James E. Dentzer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES E. DENTZER	President, Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2020
James E. Dentzer
*	Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2020
William Steinkrauss
*	Chairman of the Board of Directors	December 9, 2020
Martyn D. Greenacre
*	Director	December 9, 2020
Kenneth I. Kaitin
*	Director	December 9, 2020
Lori A. Kunkel
*	Director	December 9, 2020
Marc Rubin

* By:	/s/ James E. Dentzer
James E. Dentzer
Attorney-in-Fact